Exhibit 10.1
TENTH AMENDMENT AGREEMENT
This TENTH AMENDMENT AGREEMENT (this “Amendment”) is made as of the 20th day of March, 2015 among:
(a)    CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (“Core Molding”);

(b)    CORECOMPOSITES DE MEXICO, S. DE R.L. DE C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico (“Core Mexico” and, together with Core Molding, collectively, “Borrowers” and, individually, each a “Borrower”);

(c)    the Lenders, as defined in the Credit Agreement, as hereinafter defined; and

(d)    KEYBANK NATIONAL ASSOCIATION, as the lead arranger, sole book runner and administrative agent for the Lenders under the Credit Agreement (“Agent”).

WHEREAS, Borrowers, Agent and the Lenders are parties to that certain Credit Agreement, dated as of December 9, 2008, that provides, among other things, for loans and letters of credit aggregating Twenty Million One Hundred Forty-Two Thousand Eight Hundred Sixty-Three Dollars ($20,142,863), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, Borrowers, Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof and add certain provisions thereto;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers, Agent and the Lenders agree as follows:

1.    Amendment to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Applicable Margin”, “Commitment Period”, “Consolidated Fixed Charges”, “Secured Obligations”, “Term Loan Commitment” and “Total Commitment Amount” therefrom and to insert in place thereof, respectively, the following:

“Applicable Margin” means:

(a)    zero (0.00) basis points for Revolving Loans that are Base Rate Loans;

(b)    one hundred sixty (160.00) basis points for Revolving Loans that are Eurodollar Loans;

(c)    one hundred sixty (160.00) basis points for Revolving Loans that are Daily LIBOR Loans;

(d)    zero (0.00) basis points for portions of the Term Loan that are Base Rate Loans;

(e)    one hundred eighty (180.00) basis points for portions of the Term Loan that are Eurodollar Loans;

(f)    zero (0.00) basis points for portions of the Capex Term Loan that are Base Rate Loans; and

(g)    one hundred sixty (160.00) basis points for portions of the Capex Term Loan that are Eurodollar Loans.

“Commitment Period” means the period from the Closing Date to May 31, 2017, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

“Consolidated Fixed Charges” means, for any period, on a Consolidated basis and in accordance with GAAP, the aggregate, without duplication, of (a) Consolidated Interest Expense (including, without limitation, the “imputed interest” portion of Capitalized Lease Obligations, synthetic leases and asset securitizations, if any, but excluding any measure of ineffectiveness related to interest rate swaps and amortization of loan origination and issuance costs), (b) Consolidated Income Tax Expense, (c) scheduled principal payments of long-term Consolidated Funded Indebtedness (other than scheduled principal payments of the Mexican Loan that were prepaid by Core Molding or any of its Subsidiaries one year (or longer) prior to the due date of such principal payment), (d) Capital Distributions, and (e) Consolidated Unfunded Capital Expenditures; provided that, for the purposes of calculating the Fixed Charge Coverage Ratio, Consolidated Unfunded Capital Expenditures shall exclude (i) capitalized project costs related to the Navistar Project and the Volvo Project II that are incurred on or before June 30, 2016, up to an aggregate amount not to exceed Four Million Four Hundred Thousand Dollars ($4,400,000), and (ii) capitalized project costs specifically and only related to the Volvo Project that are incurred on or before June 30, 2015, up to an aggregate amount not to exceed Eighteen Million Dollars ($18,000,000).

“Secured Obligations” means, collectively, (a) the Obligations, (b) all obligations and liabilities of the Companies owing to Lenders under Hedge Agreements, and (c) the Bank Product Obligations owing to Lenders under Bank Product Agreements; provided that

Secured Obligations of a Credit Party shall not include Excluded Swap Obligations owing from such Credit Party.

“Term Loan Commitment” means the obligation hereunder of the Lenders to make the Term Loan in the original principal amount of Fifteen Million Five Hundred Thousand Dollars ($15,500,000).

“Total Commitment Amount” means the principal amount of Thirty-Five Million Six Hundred Forty-Two Thousand Eight Hundred Sixty-Three Dollars ($35,642,863), or such lesser amount as shall be determined pursuant to Section 2.12(e) hereof.

2.    Additions to Definitions in the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, together with the rules and regulations promulgated thereunder.

“CPI” means CPI Binani, Inc., a Minnesota corporation.

“CPI Asset Acquisition” means the Acquisition by Core Molding of substantially all of the assets of CPI pursuant to the CPI Asset Acquisition Agreements.

“CPI Asset Acquisition Agreements” means, collectively, each document executed and delivered in connection with the CPI Asset Acquisition.

“Excluded Swap Obligations” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Credit Party and any and all guarantees of such Credit Party’s Swap Obligations by other Credit Parties), at the time such guarantee or grant of security interest of such Credit Party becomes, or would become, effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is, or becomes, illegal.

“Navistar Project” means the project previously described to Lender by Borrower as the “Navistar Project”.

“Swap Obligations” means, with respect to any Company, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tenth Amendment Effective Date” means March 20, 2015.

“Volvo Project II” means the project previously described to Lender by Borrower as the “Volvo Project II”.

3.    Amendment to Amount and Terms of Credit Provisions. Article II of the Credit Agreement is hereby amended to delete Section 2.3 therefrom and to insert in place thereof the following:

Section 2.3. Term Loan. Subject to the terms and conditions of this Agreement, the Lenders shall make the Term Loan to Core Molding on the Tenth Amendment Effective Date, in the amount of the Term Loan Commitment. The Term Loan shall be payable in consecutive monthly installments of Two Hundred Fifty Thousand Dollars ($250,000) each month, commencing April 1, 2015, and continuing on each Regularly Scheduled Payment Date thereafter, with the balance thereof payable in full on March 1, 2020. Administrative Borrower shall notify Agent, in accordance with the notice provisions of Section 2.9 hereof, whether the Term Loan will be a Base Rate Loan or one or more Eurodollar Loans. The Term Loan may be a mixture of a Base Rate Loan and Eurodollar Loans.

4.    Addition to Liability of Borrowers Provisions. Section 2.15 of the Credit Agreement is hereby amended to add the following new subsection (e) at the end thereof:

(e)    Swap Obligations Make-Well Provision. Each Borrower, that is an “eligible contract participant” as defined in the Commodity Exchange Act, hereby jointly and severally, absolutely, unconditionally and irrevocably, undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party in order for such Credit Party to honor its obligations under the Loan Documents in respect of the Swap Obligations. The obligations of each such Borrower under this subsection (e) shall remain in full force and effect until all Secured Obligations are paid in full. Borrowers intend that this subsection (e) constitute, and this subsection (e) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

5.    Addition to Acquisitions Covenant Provisions. Section 5.13 of the Credit Agreement is hereby amended to add the following new subsection (i) at the end thereof:

(i)    such Acquisition is the CPI Asset Acquisition and such Acquisition is consummated on the Tenth Amendment Effective Date.

6.    Amendment to Covenant Provisions. Article V of the Credit Agreement is hereby amended to delete Section 5.18 therefrom and to insert in place thereof the following:

Section 5.18. Use of Proceeds Borrowers’ use of the proceeds of (a) the Capex Loans and the Mexican Loan shall be for the Mexican Project, and (b) the Revolving Loans and the Term Loan shall be for working capital and other general corporate purposes (including, without limitation, Acquisitions permitted hereunder (including, without limitation, the CPI Asset Acquisition), the Volvo Project, the Volvo Project II, the Navistar Project and the SMC Capacity Project) of the Companies, and for the refinancing of existing Indebtedness.

7.    Amendment to Exhibit C. The Credit Agreement is hereby amended to delete Exhibit C (Form of Term Note) therefrom and to insert in place thereof a new Exhibit C in the form of Exhibit C hereto.

8.    Amendment to Schedule 1. The Credit Agreement is hereby amended to delete Schedule 1 (Commitments of the Lenders) therefrom and to insert in place thereof a new Schedule 1 in the form of Schedule 1 hereto.

9.    Closing Deliveries. Concurrently with the execution of this Amendment, Core Molding shall:

(a)    deliver to Agent a new Term Note in the amount specified in Schedule 1 to the Credit Agreement (after giving effect to this Amendment);

(b)    deliver to Agent certified copies of the resolutions of the board of directors of Core Molding evidencing approval of the execution and delivery of this Amendment and the execution of any other Loan Documents and Related Writings required in connection therewith;

(c)    with respect to the property owned or leased by CPI and any other property securing the Obligations, cause to be delivered to Agent (i) the results of Uniform Commercial Code lien searches, satisfactory to Agent (ii) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent; and (iii) Uniform Commercial Code termination statements reflecting termination of all U.C.C. Financing Statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 of the Credit Agreement;

(d)    provide to Agent copies of the CPI Asset Acquisition Agreements and all documents executed in connection therewith, certified by a Financial Officer as true and complete, which documents shall be in form and substance satisfactory to Agent, including evidence that (i) the total Consideration for the Acquisitions contemplated therein does not exceed Twenty Million Dollars ($20,000,000) together with any purchase price adjustments made pursuant to the terms of the CPI Asset Acquisition Agreement, and (ii) the CPI Asset Acquisition has been consummated, contemporaneously with the funding of the Term Loan on the Tenth Amendment Effective Date, in accordance with the terms of the CPI Asset Acquisition Agreements and in compliance with applicable law and regulatory approvals;

(e)    cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

(f)    pay all legal fees and expenses of Agent in connection with this Amendment and any other Loan Documents.

10.    Representations and Warranties. Borrowers hereby represent and warrant to Agent and the Lenders that (a) Borrowers have the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind Borrowers with respect to the provisions hereof; (c) the execution and delivery hereof by Borrowers and the performance and observance by Borrowers of the provisions hereof do not violate or conflict with the Organizational Documents of Borrowers or any law applicable to Borrowers or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrowers; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the Tenth Amendment Effective Date as if made on the Tenth Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) Borrowers are not aware of any claim or offset against, or defense or counterclaim to, Borrowers’ obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of Borrowers in every respect, enforceable in accordance with its terms.

11.    Waiver and Release. Borrowers, by signing below, hereby waive and release Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims of which Borrowers are aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

12.    References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

13.    Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

14.    Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

15.    Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

16.    Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

JURY TRIAL WAIVER. BORROWERS, AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT OR THE LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE LENDERS.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Columbus, Ohio as of the date first set forth above.

CORE MOLDING TECHNOLOGIES, INC. By: /s/ Kevin L. Barnett Kevin L. Barnett President and Chief Executive Officer

CORECOMPOSITES DE MEXICO, S. DE R.L. DE C.V. By: /s/ Kevin L. Barnett Kevin L. Barnett Attorney-in-Fact

KEYBANK NATIONAL ASSOCIATION as Agent and as a Lender By: /s/ Roger D. Campbell Roger D. Campbell Senior Vice President

Signature Page to
Tenth Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Tenth Amendment Agreement dated as of March 20, 2015. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF AGENT AND LENDERS TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT, THE LENDERS AND THE UNDERSIGNED.

CORE COMPOSITES CINCINNATI, LLC By: Core Molding Technologies, Inc., Its sole member By: /s/ Kevin L. Barnett Kevin L. Barnett President and Chief Executive Officer	CORE AUTOMOTIVE TECHNOLOGIES, LLC By: Core Molding Technologies, Inc., Its sole member By: /s/ Kevin L. Barnett Kevin L. Barnett President and Chief Executive Officer
CORE COMPOSITES CORPORATION By: /s/ Kevin L. Barnett Kevin L. Barnett President and Chief Executive Officer

Signature Page to
Guarantor Acknowledgment and Agreement

SCHEDULE 1

COMMITMENTS OF THE LENDERS*

LENDERS	KeyBank National Association
COMMITMENT PERCENTAGE	100%
REVOLVING CREDIT COMMITMENT AMOUNT	$18,000,000.00
TERM LOAN COMMITMENT AMOUNT	$15,500,000.00
CAPEX TERM LOAN COMMITMENT AMOUNT	$2,142,863.00
MAXIMUM AMOUNT	$35,642,863.00

TOTAL COMMITMENT AMOUNT	$35,642,863.00

*Effective as of the Tenth Amendment Effective Date, taking into account amortization of principal on the Capex Term Loan.

S-1

EXHIBIT C
FORM OF
TERM NOTE
$15,500,000                                     Columbus, Ohio
March 20, 2015

FOR VALUE RECEIVED, the undersigned, CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (“Lender”) at the main office of KEYBANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 88 East Broad Street, Columbus, Ohio 43215 the principal sum of

FIFTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100............................DOLLARS

in lawful money of the United States of America in consecutive principal payments as set forth in the Credit Agreement (as hereinafter defined).

As used herein, “Credit Agreement” means the Credit Agreement dated as of December 9, 2008, among Borrower, CoreComposites de Mexico, S. de R.L. DE C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico, the Lenders, as defined therein, and KeyBank National Association, as the lead arranger, sole book runner and administrative agent for the Lenders (“Agent”), as amended and as the same may from time to time be further amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

Borrower also promises to pay interest on the unpaid principal amount of the Term Loan from time to time outstanding, from the date of the Term Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.7(c) of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.7(c); provided that interest on any principal portion that is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing Base Rate Loans and Eurodollar Loans, interest owing thereon, and payments of principal and interest of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided that failure to make any such entry shall in no way detract from the obligations of Borrower under this Note.

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

E-1

This Note is one of the Term Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind. This Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to conflicts of laws provisions.
JURY TRIAL WAIVER. BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

CORE MOLDING TECHNOLOGIES, INC. By: Name: Title:

E-2